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                                                                    EXHIBIT 99.2

                            [U.S. TRUST LETTERHEAD]

                           NOTICE TO PARTICIPANTS IN
                       THE BARRETT RESOURCES CORPORATION
                            RETIREMENT SAVINGS PLAN

Dear Participant:

     Enclosed with this Notice is a Proxy Statement/Prospectus describing a Special Meeting of Stockholders of Barrett Resources Corporation ("Barrett") to be held on August 2, 2001 (the "Special Meeting"), and a Voting Instruction Form. The Special Meeting will be held for the purpose of considering and voting upon a proposal to approve the Agreement and Plan of Merger dated as of May 7, 2001 (the "Merger Agreement") among Barrett, The Williams Companies, Inc. ("Williams"), and Resources Acquisition Corp., ("Acquisition Sub"), a wholly owned subsidiary of Williams, and the merger provided for therein (the "Merger"), pursuant to which Barrett will merge with Acquisition Sub. The company surviving the Merger will be a wholly owned subsidiary of Williams. Upon completion of the Merger, each outstanding share of Barrett common stock (each, a "Share") prior to the Merger will be converted into 1.767 shares of Williams common stock, plus cash in lieu of any fractional shares of Williams common stock that result from the conversion.

     Williams, through Acquisition Sub, currently owns 16,730,502 Shares, or approximately 50% of the voting power of the outstanding Shares. These Shares were acquired in a tender offer (the "Offer"), completed on June 11, 2001, pursuant to the terms of the Merger Agreement.

     THE BOARD OF DIRECTORS OF BARRETT HAS UNANIMOUSLY APPROVED THE OFFER, THE MERGER AND THE MERGER AGREEMENT, HAS DETERMINED THAT THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, ARE ADVISABLE AND ARE FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF BARRETT AND HAS RECOMMENDED THAT STOCKHOLDERS OF BARRETT VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER.

     YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE COMPLETING THE ENCLOSED VOTING INSTRUCTION FORM.

     Please note that, in respect of any Shares allocated to your account under the Barrett Resources Corporation Retirement Savings Plan (the "Plan"), you should disregard any references in the Proxy Statement/Prospectus to voting procedures. Only the trustees of the Plan (the "Trustees"), as the holders of record, can vote such Shares at the Special Meeting. Nevertheless, as a Plan participant you can provide voting instructions on the enclosed red Voting Instruction Form. Your voting instructions will be provided to U.S. Trust Company, N.A., an independent fiduciary appointed under the Plan (the "Independent Fiduciary"), pursuant to the confidential procedures described below. The Independent Fiduciary will then direct the Trustees to vote Shares held in trust under the Plan in accordance with the instructions of Plan participants. If you do not instruct the Independent Fiduciary how to vote the Shares allocated to your Plan account, your Shares will be voted in the same proportion as the Shares for which the Independent Fiduciary does receive instructions.

     If, in addition to the Shares you own through the Plan, you also own Shares directly and not through the Plan, you will receive under separate cover proxy solicitation materials, including a proxy form. As noted above, that proxy form cannot be used to direct the voting of Shares held in the Plan -- you may only use the red Voting Instruction Form for the purpose of voting Shares owned through the Plan.
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                        EFFECT OF THE MERGER ON THE PLAN

     Upon completion of the Merger, each Share allocated to your account under the Plan will be converted into 1.767 shares of Williams common stock, plus cash in lieu of any fractional Williams shares that result from the conversion. After completion of the Merger, Williams intends to merge (the "Plan Merger") the Plan into The Williams Investment Plus Plan (the "Williams Plan"). The Williams Plan is a 401(k) plan with a wide array of investment choices. Participants receive up to a 6% employer matching contribution made in the form of Williams stock. If, following completion of the Merger, Williams is unable to effect the Plan Merger before contributions are to be made under the Plan, matching contributions made in the form of stock under the Plan will be made in Williams common stock. Williams and Barrett reserve the right to change the Plan and the Williams Plan, respectively, in the future in any manner allowed by law.

                              VOTING INSTRUCTIONS

     Enclosed herewith is a confidential Voting Instruction Form that you must use to instruct the Independent Fiduciary how the Shares allocated to your Plan account should be voted.

         SHARES FOR WHICH PARTICIPANT INSTRUCTIONS ARE TIMELY RECEIVED.

     You may instruct the Independent Fiduciary to vote for or against the approval and adoption of the Merger Agreement and the Merger or to abstain from voting. If you sign, date, and return a Voting Instruction Form but do not check any box on the form, the Independent Fiduciary will treat your form as an instruction to vote your Shares in favor of the Merger Agreement and the Merger.

       SHARES FOR WHICH PARTICIPANT INSTRUCTIONS ARE NOT TIMELY RECEIVED.

     If your instruction form is not timely received by the Independent Fiduciary, the Plan provides that the Shares allocated to your Plan account will be voted in the same proportion as the Shares for which the Independent Fiduciary does receive instructions.

                               VOTING PROCEDURES

     A Voting Instruction Form and a return envelope (with postage pre-paid) are enclosed. After you have read this letter and the Proxy Statement/Prospectus, please do the following:

          1. Mark, date and sign your red Voting Instruction Form. Please be sure to sign your name exactly as it appears on the Voting Instruction Form. The number of Shares allocated to your Plan account as of July 2, 2001, the record date for the Special Meeting, is shown under your address and social security number on the Voting Instruction Form.

          2. Mail the Voting Instruction Form in the enclosed pre-addressed envelope so that it will be received by Ellen Philip Associates, the Independent Fiduciary's agent, no later than 5:00 p.m. Eastern Time on July 30, 2001.

               CHANGING OR REVOKING YOUR VOTING INSTRUCTION FORM

     If you decide to change your voting instructions after you have submitted your Voting Instruction Form, you must obtain a new Voting Instruction Form from the Independent Fiduciary by contacting the Independent Fiduciary as described below. By properly completing and timely returning a new Voting Instruction Form, your previously submitted Voting Instruction Form will be automatically revoked.
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                                VOTING DEADLINE

     In order to be assured that your voting instructions to the Independent Fiduciary will be followed, your voting instructions must be received no later than 5:00 p.m. Eastern Time on July 30, 2001. Any Voting Instruction Forms received after that time will be disregarded.

                                CONFIDENTIALITY

     Your voting instructions to the Independent Fiduciary are strictly confidential. The Independent Fiduciary will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct the Independent Fiduciary to vote in the manner you think best.

                    HOW TO CONTACT THE INDEPENDENT FIDUCIARY

     If you have any questions or comments concerning the procedure for completing and/or returning your Voting Instruction Form, please contact the Independent Fiduciary at 1-800-535-3093, between the hours of 11:30 a.m. and 7:30 p.m. Eastern Time. Your telephone call or other communication will be kept confidential.

                                          Sincerely,

                                          U.S. Trust Company, N.A.
                                          Independent Fiduciary
                                          The Barrett Resources Corporation
                                          Retirement Saving Plan


July 5, 2001

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                       THE BARRETT RESOURCES CORPORATION
                            RETIREMENT SAVINGS PLAN

                  VOTING INSTRUCTIONS TO INDEPENDENT FIDUCIARY

    The undersigned participant in the Barrett Resources Corporation Retirement Savings Plan (the "Plan") hereby instructs U. S. Trust Company, N. A. ("U.S. Trust"), as an independent fiduciary of the Plan, to direct the Plan trustees to vote, as designated below, all shares of common stock of Barrett Resources Corporation ("Barrett") allocated to the participant's account under the Plan at the special meeting of the Company's stockholders to be held on August 2, 2001 and any and all adjournments and postponements thereof.

    If you sign and date this form but do not provide instructions, U.S. Trust will treat your form as an instruction to vote your shares in favor of the Merger Agreement and the Merger.

[X]  Please mark your vote in the box in this manner, using dark ink only

1. To adopt and approve the Agreement and Plan of Merger dated as of May 7, 2001 among Barrett, The Williams Companies, Inc. and Resources Acquisition Corp.

         [   ]   FOR             [  ]   AGAINST             [  ]   ABSTAIN

Signature:
------------------------------------

Date:
------------------, 2001
Please sign exactly as your name appears above.

THIS VOTING INSTRUCTION FORM MUST BE PROPERLY COMPLETED, SIGNED AND RECEIVED BY
 U.S. TRUST'S AGENT, ELLEN PHILIP ASSOCIATES, BY 5:00 P.M. EASTERN TIME ON JULY
                                   30, 2001.